Exhibit 16.1

November 20, 2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read Senesco Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K/A filed on November 20, 2007, and we agree with such statements concerning our firm.

GOLDSTEIN GOLUB KESSLER LLP

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